As filed with the Securities and Exchange Commission on September 24, 2019

Registration No. 333- 214076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FINISAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0398779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1389 Moffett Park Drive

Sunnyvale, California 94089

(408) 548-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jo Anne Schwendinger

Chief Legal and Compliance Officer and Secretary

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, PA 16056

(724) 352-4455

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222-2613

412-355-6500

412-355-6501 (facsimile)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-214076) on Form S-3 is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendments to the Registration Statements to withdraw and remove from registration any unissued and unsold securities issuable pursuant to the Registration Statement on Form S-3 (File No.  333-214076) filed by the Registrant on October 12, 2016 (the “Registration Statement”).

On September 24, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 8, 2018 (the “Merger Agreement”), by and among II-VI Incorporated (“II-VI”), Mutation Merger Sub, Inc. (“Merger Sub”) and the Company, the Company merged with and into the Merger Sub, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of II-VI.

In connection with the completion of the Merger, the offering of securities pursuant to the above referenced Registration Statement has been terminated. The Company hereby removes from registration all securities registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Finisar Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on the 24th day of September, 2019.

FINISAR CORPORATION

By:	/s/ Mary Jane Raymond
Name:	Mary Jane Raymond
Title:	Vice President and Treasurer

Note: Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendment to the Registration Statement.